SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement” or “Settlement Agreement”) is entered into this 16th day of April, 2018, by:

OBITX, Inc., (“OBITX”), a Delaware corporation, referred to as “First Party”;

and,  Kryp Network, Inc., (“KRYP”) a Nevis Company referred to as “Second Party”.

With First Party and Second Party collectively referred to as the “Parties”.

1. Settlement Agreement for Services Performed by OBITX:

Second Party agrees to furnish to OBITX the full payable invoice to OBITX in the amount of $108,196.00 or 108,196.00 Kryp Tokens (at the discretion of KRYP), offered in KRYP’s initial coin offering, which shall be furnished to a wallet provided by OBITX, within 7 days of completion of KRYP’s initial coin offering.

2. Indemnification.

a. So long as the terms of this Agreement are not breached or defaulted on, the receipt and sufficiency of which is expressly acknowledged, the First Party hereby releases and forever discharges the Second Party from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from any and all relationships between any and all member of First Party and any and all members of Second Party.

b. For valuable consideration, Second Party hereby releases and forever discharges First Party from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from any and all relationships between any and all member of First Party and any and all members of Second Party.

3. Choice of Law. This Agreement will be governed by and construed in accordance with the laws of Nevis, without regard to the principles of conflict of laws.

4. Non-Disclosure.

a. Each of the Parties agrees not to disclose to or discuss with any person (except as permitted in the next paragraph) the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

b. Each of the Parties agrees that each will not knowingly, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of any Party or any other person or entity released herein, except as may be required by law, court order, government agency request or subpoena, or to defend itself in connection with a legal proceeding. Each of the Parties further agrees that each will not voluntarily participate in, or aid or encourage any other Party in connection with, any lawsuit or proceeding of any kind brought or asserted by any person or entity against a Party or any other person or entity released herein.

5. Disputes.

Any dispute arising from this Agreement shall be resolved through mediation. If the dispute cannot be resolved through mediation, then the dispute will be resolved through binding arbitration conducted in accordance with the Rules of the London Court of International Arbitration (the “LCIA”) then in effect by three (3) arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Nevis and its language shall be English. The award of the arbitrators shall be final and binding on the Parties. The Parties waive any rights which they may have (whether under the Arbitration Act 1996 of England or otherwise) to appeal any arbitration award to, or seek a ruling on a preliminary point of law from, the courts of England.

6. Miscellaneous Provisions.

Entire Agreement. Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by the Party against whom enforcement of such modification is sought.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Secured Transaction, as of the date first above written.

FIRST PARTY OBITX, INC. By:_______________________________ Alex Mardikian, Chief Executive Officer	SECOND PARTY KRYP NETWORK, LLC By: ______________________________ Sergey Zivenko, President